UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: September 3, 2008

(Date of earliest event reported)

Hornbeck Offshore Services, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-32108	72-1375844
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

103 Northpark Boulevard, Suite 300 Covington, LA		70433
(Address of Principal Executive Offices)		(Zip Code)

(985) 727-2000

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 – Other Events

On September 3, 2008, the Company announced that, based on first reports from the field, it has experienced no damage to any of its vessels as a result of Hurricane Gustav, including those currently under construction in various Gulf of Mexico shipyards. The Company’s new generation offshore supply vessel fleet continues to operate at pre-storm levels of 100% utilization. The Company remains in position to assist its GoM customers as they begin to assess storm damage and commence their recovery and repair efforts.

Preliminary assessments indicate that no damage has occurred to the Company’s corporate headquarters in Covington, LA. The Company has not been able to assess conditions at its HOS Port facility located in Port Fourchon; however, preliminary reports are that the Port Fourchon area has sustained minor damage and the port authority will begin minimal operations in the next couple of days.

A copy of the press release is attached.

Item 9.01 – Financial Statements and Exhibits

(c)	Exhibits.

99.1	Press Release, dated September 3, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Hornbeck Offshore Services, Inc.

Date: September 3, 2008	By:	/s/ James O. Harp, Jr.

James O. Harp, Jr.
Executive Vice President and Chief Financial Officer

3